Filed Pursuant to Rule 424(b)2
Registration Nos. 333-212328
and 333-212328-01

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
3.950% Senior Notes due 2046	$550,000,000	99.823%	$549,026,500	$55,287
(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)
This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement on Form S-3 (Registration Nos. 333-212328 and 333-212328-01).

Prospectus Supplement
(To Prospectus dated June 30, 2016)
$550,000,000

SOUTHERN COMPANY GAS CAPITAL CORPORATION

3.950% Senior Notes due 2046

This is a public offering by Southern Company Gas Capital Corporation (formerly known as AGL Capital Corporation and herein referred to as GAS Capital), a wholly owned subsidiary of Southern Company Gas (formerly known as AGL Resources Inc. and herein referred to as GAS), of $550 million of its 3.950% Senior Notes due 2046. Interest on the senior notes is payable semi-annually in arrears on April 1 and October 1 of each year, beginning April 1, 2017.
The senior notes will be redeemable, in whole or in part, at any time and from time to time, at the option of GAS Capital at redemption prices as described under the caption “Description of the Senior Notes—Optional Redemption.”
GAS will fully and unconditionally guarantee payment of the senior notes. The senior notes and the guarantee will be unsecured and unsubordinated obligations of GAS Capital and GAS, respectively, ranking equally with all the other unsecured and unsubordinated obligations from time to time outstanding of GAS Capital and GAS, respectively, and will be effectively subordinated to all secured indebtedness of GAS Capital and GAS, respectively.
Concurrently with this offering, GAS Capital is also offering $350,000,000 aggregate principal amount of 2.450% senior notes due 2023. This prospectus supplement is not, and should not be construed as, an offering of any notes other than the senior notes offered hereby. The completion of the offering of the senior notes is not contingent on the success of any other offering, including the offering of the 2.450% senior notes due 2023.
See “Risk Factors” on page S-2 of this prospectus supplement and in GAS’ Annual Report on Form 10-K for the year ended December 31, 2015 to read about certain factors you should consider before buying the securities.

	Per Senior Note	Total
Initial public offering price(1)	99.823%	$549,026,500
Underwriting discount	0.875%	$4,812,500
Proceeds, before expenses, to GAS Capital	98.948%	$544,214,000
(1)  Plus accrued interest, if any, from the date of original issuance of the senior notes, which is expected to be September 13, 2016.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The senior notes are expected to be delivered on or about September 13, 2016 through the book-entry facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, Luxembourg.
Joint Book-Running Managers

J.P. Morgan	Mizuho Securities	MUFG	SunTrust Robinson Humphrey
September 8, 2016

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement, the accompanying prospectus or any written communication from GAS or GAS Capital or the underwriters specifying the final terms of the offering. None of GAS, GAS Capital or any underwriter takes any responsibility for, nor can it provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any written communication from GAS, GAS Capital or the underwriters specifying the final terms of the offering is an offer to sell only the senior notes offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information incorporated by reference or contained in this prospectus supplement, the accompanying prospectus and any written communication from GAS, GAS Capital or the underwriters specifying the final terms of the offering is current only as of its respective date.
Unless stated otherwise, references in this prospectus supplement to “GAS Capital,” “we,” “us” or “our” refer to Southern Company Gas Capital Corporation. References in this prospectus supplement to “GAS” refer to Southern Company Gas and its subsidiaries unless otherwise indicated or the context otherwise requires. References in this prospectus supplement to “Southern” refer to The Southern Company, the ultimate parent of GAS Capital and GAS. References in the accompanying prospectus to “AGL Capital Corporation” or “AGL Capital,” “we,” “us” or “our” refer to Southern Company Gas Capital Corporation, and references in the accompanying prospectus to “AGL Resources Inc.” or “AGL Resources” refer to Southern Company Gas and its subsidiaries unless otherwise indicated or the context otherwise requires.

- i -

- ii -

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements. Forward-looking statements include, among other things, statements concerning the recent acquisition of the interest in Southern Natural Gas, future earnings, growth, supply and demand, costs, subsidiary performance, new technologies and strategic initiatives. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. There are various factors that could cause actual results to differ materially from those suggested by the forward-looking statements; accordingly, there can be no assurance that such indicated results will be realized. These factors include:

•	certain risks and uncertainties associated with the recent acquisition by Southern, including, without limitation:

◦	disruption from the integration process making it more difficult to maintain GAS’ business and operational relationships and the risk that unexpected costs will be incurred; and

◦	the diversion of GAS’ management time on integration issues;

•
certain risks and uncertainties associated with the recent acquisition of the interest in Southern Natural Gas by GAS, including, without limitation, the diversion of GAS’ management time on acquisition-related issues and the risk that unexpected costs will be incurred during this process;

•	changes in price, supply and demand for natural gas and related products;

•	the impact of changes in state and federal legislation and regulation including any changes related to climate matters;

•	actions taken by government agencies on rates and other matters;

•	concentration of credit risk;

•	utility and energy industry consolidation;

•
the impact on cost and timeliness of construction projects, including GAS’ pipeline projects, from government and other approvals, project delays, adequacy of supply of diversified vendors, and unexpected changes in project costs;

•	the cost of funds to finance GAS’ construction projects and GAS’ ability to recover certain project costs from customers;

•	limits on pipeline capacity;

•	the impact of acquisitions and divestitures;

•	GAS’ ability to successfully integrate operations that it has or may acquire or develop in the future;

•	direct or indirect effects on GAS’ business, financial condition or liquidity resulting from a change in GAS’ credit ratings or the credit ratings of GAS’ counterparties or competitors;

•	interest rate fluctuations;

•	financial market conditions, including disruptions in the capital markets and lending environment;

•	general economic conditions;

•	uncertainties about environmental issues and the related impact of such issues, including GAS’ environmental remediation plans;

•	the capacity of GAS’ gas storage caverns, which are subject to natural settling and other occurrences;

•	contracting rates at GAS’ midstream operations storage business;

•	the impact of weather on the temperature-sensitive portions of GAS’ business;

•	the impact of natural disasters, such as hurricanes, on the supply and price of natural gas;

•	acts of war or terrorism;

•	the outcome of litigation;

•	the effect of accounting pronouncements issued by standard-setting bodies; and

•	other factors discussed under “Risk Factors” and elsewhere herein and in GAS’ filings with the Securities and Exchange Commission (which we refer to as the SEC).
GAS Capital and GAS expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.

RISK FACTORS
Investing in the senior notes involves risks. In addition to the factors described below, please see the risk factors in GAS’ Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.
The guarantee of the senior notes by GAS does not provide significant additional assurance of payment to the holders of the senior notes.
Upon issuance, the senior notes will be guaranteed by our parent company, GAS, on a standalone basis, and will not be guaranteed by any of its affiliates. GAS is a holding company and has no operations separate from its investment in us and its other subsidiaries. Therefore, if we should be unable to meet our payment obligations with respect to the senior notes, it is unlikely that GAS would be able to do so either. GAS’ parent, Southern, is not guaranteeing or otherwise becoming an obligor of the senior notes offered hereby.
Our ability to pay the senior notes may be impaired if GAS or its operating subsidiaries are unable to repay funds to us or to GAS or if the operating subsidiaries are unable to pay dividends to GAS.
We are a finance subsidiary with no independent operations or operating subsidiaries, and our immediate parent and the guarantor of the senior notes, GAS, is a holding company with no independent operations. GAS’ operations are carried out through its operating subsidiaries, none of which will guarantee the senior notes. This structure may limit our ability to obtain funds to pay the senior notes.
Funds we raise through our financing activities may be loaned to GAS or its affiliates, or paid as dividends to GAS, which dividends may in turn be dividended or loaned to or otherwise invested in GAS’ affiliates. Our ability to pay interest and principal on the senior notes primarily depends on the ability of GAS and its subsidiaries to repay funds we have loaned them. In addition, GAS’ ability to repay funds we have loaned to it or to otherwise invest funds in us for the purpose of paying the senior notes, or to satisfy its guarantee of the senior notes, depends on the ability of its subsidiaries to pay dividends to GAS or repay loans from GAS. A substantial portion of GAS’ consolidated assets, earnings and cash flows is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends and make other distributions to GAS is subject to regulation. GAS’ utility subsidiary Northern Illinois Gas Company, which we refer to as Nicor Gas, is restricted by regulation in the amount it can dividend or loan to affiliates. Dividends by Nicor Gas to GAS are allowed only to the extent of Nicor Gas’ retained earnings balance. Additionally, GAS’ utility subsidiary Elizabethtown Gas is restricted in the amount it can dividend to GAS to 70% of its quarterly net income. Further, claims of some creditors of GAS’ subsidiaries may have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of GAS or GAS Capital, including holders of the senior notes. The senior notes and GAS’ guarantee thereof will be effectively subordinated to such creditors of GAS’ subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow GAS to “incorporate by reference” information it files with the SEC into this prospectus supplement and the accompanying prospectus. This means that GAS and GAS Capital can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date GAS files that document. Any reports filed by GAS with the SEC after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus.
GAS incorporates by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed by it with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) (SEC File No. 001–14174):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016; and

•
Current Reports on Form 8-K filed on February 16, 2016, February 18, 2016, April 6, 2016, April 14, 2016, May 5, 2016 (two reports), May 18, 2016, July 1, 2016, July 11, 2016 and September 1, 2016 (except, in each case, for items in the preceding reports deemed “furnished” instead of “filed” under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), and exhibits furnished pursuant to those items).

GAS also incorporates by reference all documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the completion or termination of the offering.
You can obtain any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from GAS, or from the SEC through the SEC’s website at the address described above. Documents incorporated by reference are available from GAS without charge, excluding any exhibits to those documents, unless the exhibit also is specifically incorporated by reference in this prospectus supplement or the accompanying prospectus. You can obtain documents incorporated by reference in this prospectus supplement or the accompanying prospectus by requesting them in writing or by telephone from GAS at the following address:
Southern Company Gas
Ten Peachtree Place, N.E., Location 1071
Atlanta, Georgia 30309
Investor Relations
Telephone: (404) 584–4577

SOUTHERN COMPANY GAS CAPITAL CORPORATION
We are a wholly owned subsidiary of GAS. We provide financing to GAS on an ongoing basis through a commercial paper program, the issuance of various debt and hybrid securities and other financing arrangements. Our senior notes are guaranteed by GAS, but not any of its affiliates (including Southern). GAS Capital’s principal address is 2215-B Renaissance Drive, Las Vegas, Nevada 89119, and its telephone number is (702) 967-2442.
SOUTHERN COMPANY GAS
GAS is a wholly owned subsidiary of Southern. GAS is an energy services holding company, headquartered in Atlanta, Georgia, whose primary business is the distribution of natural gas in seven states—Illinois, Georgia, Virginia, New Jersey, Florida, Tennessee, and Maryland—through its seven natural gas distribution utilities. At June 30, 2016, these utilities served approximately 4.6 million end-use customers.
GAS also is involved in several related and complementary businesses to the distribution of natural gas, including retail natural gas marketing to end-use customers primarily in Georgia and Illinois and home equipment protection products and services through its retail operations segment; natural gas asset management and related logistics activities for its own utilities as well as for nonaffiliated companies through its wholesale operations; and the development and operation of high-deliverability underground natural gas storage assets through its midstream operations.
The address of GAS’ principal executive offices is Ten Peachtree Place NE, Atlanta, Georgia 30309, and its telephone number is (404) 584-4000.
RECENT DEVELOPMENTS
Acquisition by The Southern Company
On July 1, 2016, Southern completed its previously announced acquisition of GAS. On July 11, 2016, AGL Resources Inc. changed its name to Southern Company Gas and we changed our name to Southern Company Gas Capital Corporation. GAS remains an SEC registrant, which means that it continues to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC. Southern is not guaranteeing or otherwise becoming an obligor of the notes offered hereby or any of our outstanding indebtedness. GAS Capital’s existing indebtedness under the Indenture, dated as of February 20, 2001, by and among GAS Capital, as issuer, GAS, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, remains outstanding in accordance with its current terms.
Southern Natural Gas Pipeline Venture
On September 1, 2016, GAS completed the acquisition of a 50% equity interest in Southern Natural Gas Company, L.L.C. (which we refer to as Southern Natural Gas) from Kinder Morgan, Inc. (which we refer to as Kinder Morgan). Southern Natural Gas owns a 7,000-mile pipeline system connecting natural gas supply basins in Texas, Louisiana, Mississippi, Alabama and the Gulf of Mexico to markets in Louisiana, Mississippi, Alabama, Florida, Georgia, South Carolina and Tennessee. Kinder Morgan will continue to operate the pipeline system. In connection with this transaction, GAS and Kinder Morgan agreed to cooperate in pursuing specific growth opportunities to develop natural gas infrastructure through Southern Natural Gas. GAS paid approximately $1.4 billion, subject to certain adjustments, for this equity interest.
We expect to use a portion of the net proceeds of this offering and the offering of the 2.450% senior notes due 2023 to repay funds that Southern lent to us to complete this transaction. See “Use of Proceeds.”

SELECTED FINANCIAL INFORMATION
The following selected financial information for the years ended December 31, 2011 through December 31, 2015 has been derived from GAS’ audited financial statements and related notes and the unaudited selected financial data, incorporated by reference in this prospectus supplement and the accompanying prospectus. The following selected financial data for the six months ended June 30, 2016 has been derived from GAS’ unaudited consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and the accompanying prospectus. The information set forth below is qualified in its entirety by reference to and, therefore, should be read together with GAS’ management’s discussion and analysis of results of operations and financial condition, the financial statements and related notes and other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus. Except as indicated below, the information set forth below does not reflect (i) the issuance of the senior notes offered hereby, the proposed issuance of the 2.450% senior notes due 2023 or the use of proceeds therefrom and (ii) the pro forma application of push-down accounting related to Southern’s recent acquisition of GAS. See “Use of Proceeds” and “Recent Developments — Acquisition by The Southern Company” in this prospectus supplement.

	Year Ended December 31,					Six Months Ended June 30,
	2011	2012	2013	2014	2015	2016(1)
	(Millions, except ratios)
Operating Revenues	$2,305	$3,562	$4,209	$5,385	$3,941	$1,905
Income Before Income Taxes	300	431	485	930	586	232
Income from Continuing Operations	179	274	308	580	373	145
Net Income Attributable to Southern Company Gas	165	260	295	482	353	131
Ratio of Earnings to Fixed Charges(2)	2.96	3.05	3.47	5.85	4.07	3.15

	Capitalization as of June 30, 2016
	Actual			As Adjusted(3)
(Millions, except percentages)	Amount		Percent	Amount	Percent
Short-Term Debt	$689	(4)	8%	$569	6%
Senior Notes, First Mortgage Bonds and Medium-Term Notes	3,456		41%	4,356	43%
Gas Facility Revenue Bonds	200		2%	200	2%
Non-Principal Long-Term Debt(5)	53		1%	42	—%
Total Equity and Contingently Redeemable Noncontrolling Interest	3,974		48%	5,024	49%
Total Capitalization	$8,372		100%	$10,191	100%
______________________________

(1)	Due to seasonal variations in demand for energy, operating results for the six months ended June 30, 2016 do not necessarily indicate operating results for the entire year.

(2)
For purposes of computing the ratio of the earnings to fixed charges, earnings consist of the sum of income from continuing operations before income taxes and fixed charges, as discussed below, less capitalized interest and noncontrolling interest included in income from continuing operations before income taxes. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest.

(3)
As adjusted to give effect to: (i) the issuance of the senior notes offered hereby and our proposed concurrent public offering of our 2.450% senior notes due 2023, (ii) the repayment of $120,000,000 of our Series A Senior Notes that mature in October 2016 and (iii) the $1,050,000,000 equity contribution by Southern in connection with the completion of the acquisition of the 50% equity interest in Southern Natural Gas.

(4)
Includes $114 million outstanding under the GAS Capital commercial paper program and the Nicor Gas commercial paper program and $575 million classified as current portion of long-term debt. Does not include the $360 million that Southern lent us in September 2016 in connection with the completion of the acquisition of the 50% equity interest in Southern Natural Gas, which we expect to repay with a portion of the proceeds of this offering and the offering of the 2.450% senior notes due 2023.

(5)	Includes unamortized fair value adjustments; unamortized debt premium, net; and unamortized debt issuance costs.

You should read this table in conjunction with the detailed information and financial statements appearing in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
USE OF PROCEEDS
We expect to use a portion of the net proceeds of this offering and the offering of the 2.450% senior notes due 2023 to repay funds that Southern lent to us to complete the acquisition of the 50% equity interest in Southern Natural Gas and related transaction costs. We also expect to use the net proceeds from these two offerings to repay $120,000,000 of our Series A Senior Notes that mature in October 2016 and bear interest at a floating rate equal to the London Interbank Offered Rate, or LIBOR, plus 1.15%. We will use the remaining net proceeds for general corporate purposes. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the final application of the net proceeds from the offerings, we may invest such net proceeds in cash, cash equivalents, investment grade securities or other marketable securities and short-term instruments.
DESCRIPTION OF THE SENIOR NOTES
We will issue the senior notes under the Indenture, dated as of February 20, 2001, by and among GAS Capital, as issuer, GAS, as guarantor, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York), as trustee, which we refer to as the Indenture. The Indenture is more fully described under the caption “Description of Debt Securities” in the accompanying prospectus. The following description of the particular terms of the senior notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities included in the accompanying prospectus under the caption “Description of Debt Securities.”
General
The senior notes will bear interest at the annual rate of 3.950%. Interest will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2017. Interest on the senior notes will accrue from September 13, 2016. Interest will be paid to the person in whose name a senior note is registered at the close of business on the preceding March 15 and September 15, respectively. The amount of interest payable will be computed on the basis of a 360 day year of twelve 30 day months.
If any interest payment date, or the stated maturity date, shall not be a business day, payment of amounts due thereon on such date may be made on the next succeeding business day, and if such payment is made or duly provided for on such business day, no interest shall accrue on such amounts for the period from and after such interest payment date or stated maturity date, as the case may be, to such business day.
The senior notes will mature on October 1, 2046. GAS, but not any of its affiliates, will fully and unconditionally guarantee the payment of the senior notes to each holder thereof and to the trustee on behalf of each such holder.
The senior notes do not contain any sinking fund provisions.
Denominations
The senior notes will be issued in global form in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer or any exchange of senior notes, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
Ranking of Senior Notes and Guarantee
The senior notes will rank equally in right of payment with each other and GAS Capital’s other unsecured and unsubordinated obligations from time to time outstanding. In the case of failure by GAS Capital to make due and punctual payment of the principal of (and premium, if any) and interest on the senior notes, GAS agrees to cause such payment to be made when and as the same shall become due and payable. GAS’ guarantee will similarly be an unsecured and unsubordinated obligation of GAS. As of June 30, 2016, GAS had approximately $3.5 billion of other unsecured and unsubordinated obligations outstanding.
Issuance of Additional Senior Notes
We may, without the consent of the holders of the senior notes, increase the principal amount of the senior notes by issuing additional senior notes in the future on the same terms and conditions (except for any differences in the price to the public, interest accrued prior to the issue date of the additional senior notes and, if applicable, the initial interest payment date), and with the same CUSIP number as the senior notes offered hereby. The senior notes offered by this prospectus supplement and the accompanying prospectus and any additional senior notes would rank equally and ratably and would be treated as a single class for all purposes under the Indenture. No additional senior notes may be issued if any event of default has occurred with respect to the senior notes (except for senior notes authenticated and delivered upon registration of, transfer of, in exchange for, or in lieu of, other securities of the series pursuant to sections 304, 305, 306, 406 or 1206 of the Indenture and, except for any senior notes which, pursuant to section 303, are deemed never to have been authenticated and delivered under the Indenture).
Optional Redemption
We may redeem the senior notes, in whole or in part, at our option, at any time on or after April 1, 2046 (six months prior to maturity) at a redemption price equal to 100% of the principal amount of the senior notes to be redeemed plus accrued and unpaid interest on the senior notes being redeemed to the redemption date.
In addition, we may redeem the senior notes, in whole or in part, at our option, at any time prior to April 1, 2046 (six months prior to maturity) at a redemption price equal to the greater of:

•	100% of the principal amount of the senior notes to be redeemed, or

•
as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 25 basis points;

plus, in each case, accrued and unpaid interest on the senior notes to the redemption date.
“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) is equal to the Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the senior notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such senior notes.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York City.
“Quotation Agent” means the Reference Treasury Dealer appointed by us.
“Reference Treasury Dealer” means each of (1) a Primary Treasury Dealer selected by each of J.P. Morgan Securities LLC, Mizuho Securities USA Inc., MUFG Securities Americas Inc. and SunTrust Robinson Humphrey, Inc., and their respective successors; and (2) any other Primary Treasury Dealers selected by us.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
We will give notice to The Depository Trust Company, or DTC, of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. If we redeem only some of the senior notes, it is the practice of DTC to determine by lot the amount of senior notes to be redeemed from each of its participating institutions. Notice by DTC to these participants and by participants to “street name” holders of indirect interests in the senior notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.
Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the senior notes or portions of the senior notes called for redemption.
Information Concerning the Trustee
The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture (which we refer to as the trustee) and has been appointed by us as the paying agent and security registrar with regard to the senior notes.
Book-Entry Only Issuance—The Depository Trust Company
The Depository Trust Company (which we refer to as DTC) will act as the initial securities depository for the senior notes. The senior notes will be issued only as fully-registered securities registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully-registered global senior notes certificates will be issued, representing in the aggregate the total principal amount of senior notes, and will be deposited with the trustee on behalf of DTC. Investors may hold interests in the senior notes through DTC if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Clearstream Banking, société anonyme, Luxembourg (which we refer to as Clearstream).
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (which we refer to as DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its direct and indirect participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The contents of the DTC website do not constitute part of this prospectus supplement.
Purchases of senior notes under the DTC system must be made by or through direct participants, which will receive a credit for the senior notes on DTC’s records. The ownership interest of each actual purchaser of each senior note (which we refer to as a beneficial owner) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases. Beneficial owners, however, are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased senior notes. Transfers of ownership interests in the senior notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in senior notes, except in the event that use of the book-entry system for the senior notes is discontinued.
To facilitate subsequent transfers, all senior notes deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of senior notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the senior notes. DTC’s records reflect only the identity of the direct participants to whose accounts such senior notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the senior notes are being redeemed, DTC’s practice is to determine by lot the amount of interest of each direct participant in such senior notes to be redeemed.
Although voting with respect to the senior notes is limited, in those cases where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the senior notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the senior notes are credited on the record date (identified in a listing attached to the omnibus proxy).
Payments on the senior notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by direct or indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name,” and will be the responsibility of such direct or indirect participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.
Except as provided herein, a beneficial owner of a global senior note will not be entitled to receive physical delivery of senior notes. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the senior notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global senior note.
DTC may discontinue providing its services as securities depository with respect to the senior notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, senior notes certificates will be required to be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) with respect to the senior notes. We understand, however, that under current industry practices, DTC would notify its direct and indirect participants of our decision, but will only withdraw beneficial interests from a global senior note at the request of each direct or indirect participant. In that event, certificates for the senior notes will be printed and delivered to the applicable direct or indirect participant.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof. Neither we nor any underwriter has any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.
Global Clearance and Settlement Procedures
Secondary market trading between Clearstream participants and/or Euroclear system participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear system, as applicable.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of senior notes received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such senior notes settled during such processing will be reported to the relevant Euroclear system participant or Clearstream participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the senior notes by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following summary describes certain United States (which we refer to in this section as U.S.) federal income tax considerations relevant to the acquisition, ownership and disposition of the senior notes, and insofar as it relates to matters of U.S. federal income tax laws and regulations or legal conclusions with respect thereto, constitutes the opinion of our tax counsel, Troutman Sanders LLP. The following discussion does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to senior notes that are held as capital assets, within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), and that are purchased in the initial offering at the initial offering price, by Non-U.S. Holders (as defined below). This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, “controlled foreign corporations”, “passive foreign investment companies”, partnerships or other pass-through entities for U.S. federal income tax purposes, traders or dealers in securities or commodities, persons holding senior notes as part of a hedge or other integrated transaction, or certain former citizens or residents of the U.S.
We have not and will not seek any rulings or opinions from the Internal Revenue Service (which we refer to as the IRS) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the senior notes or that any such position would not be sustained.
For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of a senior note (other than a partnership) that, for U.S. federal income tax purposes, is not (i) an individual that is a citizen or resident of the U.S.; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the U.S., any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the U.S. is able to exercise primary control over its administration and one or more U.S. persons, within the meaning of section 7701(a)(30) of the Code (which we refer to as a U.S. Person), have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a U.S. Person. If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, beneficially owns the senior notes, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership that beneficially own the senior notes should consult their tax advisors as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the senior notes applicable to them.
Interest
It is anticipated, and this discussion assumes, that the senior notes will not be issued with more than a de minimis amount of original issue discount. Except if interest on the senior notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, and subject to the FATCA summary below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the senior notes provided that such Non-U.S. Holder (A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (B) is not a controlled foreign corporation that is related to us directly or constructively through stock ownership, (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-U.S. Holder provides its name and address, and certifies on an IRS Form W-8BEN or IRS Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a U.S. Person or (y) a securities clearing organization or certain other financial institutions holding the senior notes on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the senior notes is a U.S. Person.
If interest on the senior notes is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the U.S., but such Non-U.S. Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the senior notes generally will be subject to U.S. withholding tax at a 30% rate (or a lower applicable treaty rate).
If interest on the senior notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S., or, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the U.S., the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. Persons generally (and, with respect to corporate Non-U.S. Holders, may also be subject to a 30% branch profits tax (or a lower applicable treaty branch profits tax rate)). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such interest payments will not be subject to U.S. withholding tax if the Non-U.S. Holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).
Sale or Other Taxable Disposition of the Senior Notes
Subject to the FATCA summary below, a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of the senior notes. A Non-U.S. Holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the U.S., or, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the U.S., or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain or loss recognized on the disposition of such senior notes generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a U.S. Person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax on any capital gain recognized on the disposition of the senior notes (after being offset by certain U.S. source capital losses).
Information Reporting and Backup Withholding
Information returns will be filed annually with the IRS in connection with our payment of interest on the senior notes. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. Person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the senior notes, and the Non-U.S. Holder may be subject to backup withholding tax (currently at a rate of 28%) on payments of interest on the senior notes or on the proceeds from a sale or other disposition of the senior notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-U.S. Holder may be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability or may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act Withholding
Under the “Foreign Account Tax Compliance Act” (which we refer to as FATCA) and additional guidance issued by the IRS, a U.S. federal withholding tax of 30% generally will apply to (1) interest on a debt obligation and (2) the gross proceeds, including the return of principal, from the sale or other disposition, including redemptions, after December 31, 2018 of a debt obligation, in each case paid to (i) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or (ii) a foreign entity that is not a financial institution (as a beneficial owner or as an intermediary), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. Person who directly or indirectly owns more than 10% of the entity. We will not pay any additional amounts to “gross up” payments to holders as a result of any withholding or deduction for such taxes. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the FATCA withholding rules on their investment in the senior notes.
Persons considering the purchase of senior notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local law.

UNDERWRITING
Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each of the underwriters named below for whom J.P. Morgan Securities LLC, Mizuho Securities USA Inc., MUFG Securities Americas Inc. and SunTrust Robinson Humphrey, Inc. are acting as representatives and each of the underwriters has severally agreed to purchase from us the principal amount of the senior notes set forth opposite its name below:

Underwriters	Principal Amount of Senior Notes
J.P. Morgan Securities LLC	$97,350,000
Mizuho Securities USA Inc.	97,350,000
MUFG Securities Americas Inc.	97,350,000
SunTrust Robinson Humphrey, Inc.	97,350,000
BB&T Capital Markets, a division of BB&T Securities, LLC	27,500,000
CIBC World Markets Corp.	27,500,000
Fifth Third Securities, Inc.	27,500,000
TD Securities (USA) LLC	12,100,000
Drexel Hamilton, LLC	11,000,000
Loop Capital Markets LLC	22,000,000
Samuel A. Ramirez & Company, Inc.	11,000,000
The Williams Capital Group, L.P.	22,000,000
Total	$550,000,000
The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the senior notes are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. In the underwriting agreement, the underwriters have severally agreed, subject to the terms and conditions set forth therein to purchase all of the senior notes offered hereby, if any of the senior notes are purchased.
The underwriters propose to offer the senior notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the senior notes to certain dealers at such price less a concession not in excess of 0.500% of the principal amount per senior note. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount per senior note. After the initial public offering, the offering price and other selling terms may be changed.
The senior notes are a new issue of securities with no established trading market. The senior notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the senior notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the senior notes or that an active public market for the senior notes will develop. If an active public trading market for the senior notes does not develop, the market price and liquidity of the senior notes may be adversely affected.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
Our expenses associated with the offer and sale of the senior notes (not including the underwriting discount) are estimated to be $500,000.
We have agreed with the underwriters, that during the period of 15 days from the date of the underwriting agreement, we will not sell, offer to sell, grant any option for the sale of, or otherwise dispose of any senior notes, any security convertible into, exchangeable into or exercisable for the senior notes or any debt securities substantially similar to the senior notes (except for the senior notes issued pursuant to the underwriting agreement and the proposed 2.450% senior notes due 2023 being offered concurrently with the senior notes), without the prior written consent of the representatives. This agreement does not apply to issuances of commercial paper or other debt securities with scheduled maturities of less than one year.
In order to facilitate the offering of the senior notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the senior notes. Specifically, the underwriters may over-allot in connection with this offering, creating short positions in the senior notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the senior notes, the underwriters may bid for, and purchase, senior notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to the underwriters or dealers for distributing senior notes in this offering, if the underwriters repurchase previously distributed senior notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the senior notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time without notice.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.
Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the senior notes. In addition, neither we nor any underwriter makes any representation that the underwriters will engage in such transactions or that such transactions once commenced will not be discontinued without notice.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking corporate trust and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and will receive customary compensation.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of GAS, GAS Capital or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the senior notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the senior notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Each of The Williams Capital Group, L.P. and Loop Capital Markets LLC has entered into a referral agreement with Northern Trust Securities, Inc., a Financial Industry Regulatory Authority member and subsidiary of Northern Trust Corporation, pursuant to which it will pay a referral fee to Northern Trust Securities, Inc. in connection with this offering.
Selling Restrictions
Canada
The senior notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the senior notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (which we refer to as NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each of which we refer to as a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is or was implemented in that Relevant Member State (which we refer to as the Relevant Implementation Date) it has not made and will not make an offer of the senior notes to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the senior notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For the purposes of the above, the expression an “offer of the senior notes to the public” in relation to any of the senior notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the senior notes to be offered so as to enable an investor to decide to purchase or subscribe for any of the senior notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the senior notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the senior notes. Accordingly any person making or intending to make an offer in that Relevant Member State of senior notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of the senior notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.
Hong Kong
Each underwriter has represented and agreed that the senior notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the senior notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
The senior notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (which we refer to as FIEA) and accordingly, each underwriter has represented and agreed that it will not offer or sell any senior notes, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and all other applicable laws, regulations and governmental guidelines of Japan in effect at the relevant time. For the purposes of this paragraph, “Japanese person” means any person who is a resident of Japan, including any corporation or other entity organized under the laws of Japan.
Korea
The senior notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Market Act and its subordinate decrees and regulations (which we refer to collectively as FISCMA). Each underwriter has represented and agreed that the senior notes may not be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FISCMA and the Foreign Exchange Transaction Law and its subordinate decrees and regulations (which we refer to collectively as FETL). Without prejudice to the foregoing, the number of the senior notes offered in Korea or to a resident in Korea shall be less than 50 and for a period of one year from the issue date of the senior notes, none of the senior notes may be divided resulting in an increased number of the senior notes. Furthermore, the senior notes may not be resold to Korean residents unless the purchaser of the senior notes complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL) in connection with the purchase of the senior notes.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes may not be circulated or distributed, nor may the senior notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (which we refer to as the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in Section 275(2) of the SFA, pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the senior notes are subscribed or purchased pursuant to an offer made in reliance on Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the senior notes under Section 275 except: (1) to an institutional investor pursuant to Section 274 of the SFA or to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) pursuant to Section 276(7) of the SFA or (5) as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Taiwan
The senior notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the senior notes in Taiwan.
United Kingdom
Each underwriter has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (which we refer to as the FSMA) received by it in connection with the issue or sale of the senior notes in circumstances in which Section 21(1) of the FSMA does not apply to us and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the senior notes in, from or otherwise involving the United Kingdom.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K of GAS for the year ended December 31, 2015 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.
The audited historical financial statements of Southern Natural Gas included in GAS’ Current Report on Form 8-K filed September 1, 2016 and incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph that Southern Natural Gas has extensive operations and relationships with affiliated entities) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
The validity of the senior notes and certain matters relating to the senior notes will be passed upon on behalf of us and GAS by Troutman Sanders LLP, Atlanta, Georgia, and with regard to the laws of the State of Nevada, Woodburn and Wedge, Reno, Nevada. Certain legal matters will be passed upon for the underwriters by Hunton & Williams LLP, New York, New York. From time to time, Hunton & Williams LLP acts as counsel to affiliates of GAS for some matters.

WHERE YOU CAN FIND MORE INFORMATION
GAS files annual, quarterly and current reports and other information with the SEC. You may read and copy this information at the SEC’s public reference room at:
Public Reference Room
100 F Street, N.E.
Washington, DC 20549
You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. GAS’ SEC filings also are available to the public from commercial document retrieval services and at the website that the SEC maintains at http://www.sec.gov.
This prospectus supplement and the accompanying prospectus are part of a registration statement that GAS filed with the SEC. The full registration statement may be obtained from the SEC or GAS, as indicated above. Documents and forms of documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

PROSPECTUS
AGL Resources Inc.
AGL Capital Corporation
Debt Securities
Guarantee of Debt Securities
Junior Subordinated Notes
Guarantee of Junior Subordinated Notes
Preferred Stock

_______________________________________
We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The securities offered in this prospectus and the applicable prospectus supplement may be offered at a fixed public offering price or at varying prices determined at the time of sale.
There is no established public trading market for any of the securities offered in this prospectus.

_______________________________________
Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 5.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is June 30, 2016.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings up to an indeterminate total dollar amount.
This prospectus provides you with a general description of us and some of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information incorporated into this prospectus or described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus and any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement or information incorporated by reference herein or therein is accurate as of any date other than the dates indicated in those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
In this prospectus, we refer to debt securities, guarantees of debt securities, junior subordinated notes, guarantees of junior subordinated notes and preferred stock collectively as “securities.” AGL Resources Inc. may be referred to herein as “AGL Resources” and AGL Capital Corporation may be referred to as “AGL Capital.” The terms “we,” “us” and “our” refer to the consolidated operations of AGL Resources, including AGL Capital, unless otherwise indicated.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, who may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any such offer.
For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of the offering, and the net proceeds to us.
Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.
WHERE YOU CAN FIND MORE INFORMATION
We file reports and other information with the SEC. You may read and copy this information at the SEC’s public reference room at:
Public Reference Room
100 F Street, N.E.
Washington, DC 20549
You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website that the SEC maintains at http://www.sec.gov.
This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or us, as indicated below. Documents and forms of documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus.
We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on February 11, 2016 (SEC File No. 001-14174);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed on May 4, 2016 (SEC File No. 001-14174); and

•
Current Reports on Form 8-K filed on February 16, 2016, February 18, 2016, April 6, 2016, April 14, 2016, May 5, 2016, May 5, 2016 and May 18, 2016 (except Item 7.01), and Exhibit 2.1 to the Current Report on Form 8-K filed on August 24, 2015 (SEC File No. 001-14174).

We also incorporate by reference all documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and prior to the termination of the offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K unless specifically stated otherwise.
You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC’s Internet website at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is also specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
AGL Resources Inc.
Ten Peachtree Place, N.E., Location 1071
Atlanta, Georgia 30309
Investor Relations
Telephone: (404) 584-4577
FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein contain “forward-looking statements.” These statements, which may relate to such matters as completion of AGL Resources’ proposed merger with The Southern Company (“Southern”), the maintenance of AGL Resources as a separate wholly owned subsidiary within the Southern corporate structure, AGL Resources’ SEC reporting practices following such merger, future earnings, growth, supply and demand, costs, subsidiary performance, new technologies and strategic initiatives, often include words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “indicate,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “proposed,” “seek,” “should,” “target,” “would” or similar expressions. You are cautioned not to place undue reliance on forward-looking statements. While AGL Resources believes that its expectations are reasonable in view of the information that it currently has, these expectations are subject to future events, risks and uncertainties, and there are numerous factors—many beyond AGL Resources’ control—that could cause actual results to vary materially from these expectations.
Such events, risks and uncertainties include, but are not limited to:

•	certain risks and uncertainties associated with the proposed merger of AGL Resources with Southern, including, without limitation:

•	the possibility that the proposed merger does not close due to the failure to satisfy the closing conditions;

•
disruption from the proposed merger making it more difficult to maintain AGL Resources’ business and operation relationships and the risk that unexpected costs will be incurred during this process; and

•	the diversion of AGL Resources’ management time on merger-related issues;

•	changes in price, supply and demand for natural gas and related products;

•	the impact of changes in state and federal legislation and regulation, including any changes related to climate matters;

•	actions taken by government agencies on rates and other matters;

•	concentration of credit risk;

•	utility and energy industry consolidation;

•
the impact on cost and timeliness of construction projects, including AGL Resources’ pipeline projects, from governmental and other approvals, project delays, adequacy of supply of diversified vendors, and unexpected change in project costs;

•	the cost of funds to finance AGL Resources’ construction projects and AGL Resources’ ability to recover certain project costs from customers;

•	limits on pipeline capacity;

•	the impact of acquisitions and divestitures;

•	AGL Resources’ ability to successfully integrate operations that it has or may acquire or develop in the future;

•
direct or indirect effects on AGL Resources’ business, financial condition or liquidity resulting from a change in AGL Resources’ credit ratings or the credit ratings of AGL Resources’ counterparties or competitors;

•	interest rate fluctuations;

•	financial market conditions, including disruptions in the capital markets and lending environment;

•	general economic conditions;

•	uncertainties about environmental issues and the related impact of such issues, including AGL Resources’ environmental remediation plans;

•	the capacity of AGL Resources’ gas storage caverns, which are subject to natural settling and other occurrences;

•	contracting rates at AGL Resources’ midstream operations storage business;

•	the impact of weather on the temperature-sensitive portions of AGL Resources’ business;

•	the impact of natural disasters, such as hurricanes, on the supply and price of natural gas;

•	acts of war or terrorism;

•	the outcome of litigation;

•	the effect of accounting pronouncements issued by standard-setting bodies; and

•	other factors discussed under “Risk Factors” and elsewhere herein and in AGL Resources’ filings with the SEC.
There also may be other factors that we do not anticipate or that we do not recognize as material that could cause results to differ materially from expectations.
Forward-looking statements speak only as of the date they are made. AGL Capital and AGL Resources expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.
AGL RESOURCES INC.
AGL Resources is an Atlanta-based energy services holding company with operations in natural gas distribution, retail operations, wholesale services and midstream operations. AGL Resources serves approximately 4.6 million utility customers through its regulated distribution subsidiaries in seven states. AGL Resources also serves approximately 658,000 retail energy customers and approximately 1.2 million customer service contracts through its SouthStar Energy Services joint venture and Pivotal Home Solutions, which market natural gas and related home services. Other non-utility businesses include asset management for natural gas wholesale customers through Sequent Energy Management and ownership and operation of natural gas storage facilities.

The principal executive office of AGL Resources is located at Ten Peachtree Place N.E., Atlanta, Georgia 30309, and its telephone number is (404) 584-4000.
PENDING ACQUISITION BY THE SOUTHERN COMPANY
On August 23, 2015, AGL Resources entered into an Agreement and Plan of Merger, which we refer to as the Merger Agreement, with Southern, and a newly formed wholly owned direct subsidiary of Southern, which we refer to as Merger Sub, providing for the merger of Merger Sub with and into AGL Resources, with AGL Resources surviving as a wholly owned direct subsidiary of Southern. At the effective time of the merger, which is expected to occur on or around July 1, 2016, each share of AGL Resources’ common stock, other than certain excluded shares, will be converted into the right to receive $66 in cash, without interest, less any applicable withholding taxes.
AGL Resources and Southern have made joint filings seeking and obtaining regulatory approval with all of the required state regulatory agencies. Completion of the merger remains subject to various closing conditions, including, among others, the absence of a judgment, order, decision, injunction, ruling or other finding or agency requirement of a governmental entity prohibiting the closing of the merger. The proposed merger has been approved by the Maryland Public Service Commission, the Georgia Public Service Commission, the California Public Utilities Commission, the Virginia State Corporation Commission, the Illinois Commerce Commission and the New Jersey Board of Public Utilities, which we refer to as the New Jersey BPU. Additionally, AGL Resources’ shareholders approved the Merger Agreement in November 2015. AGL Resources has received consent from the Federal Communications Commission to transfer to Southern parent company control of radio licenses held by certain of AGL Resources’ subsidiaries. The waiting period under the Hart-Scott-Rodino Act has expired. There is no financing condition to the merger.
The orders issued by the Virginia State Corporation Commission, the Maryland Public Service Commission, the Illinois Commerce Commission and the New Jersey BPU contain certain commitments and restrictions by the parties with respect to a number of matters, including maintenance of a minimum number of employees in the applicable state for a certain period following closing of the merger and maintenance of resources for capital and infrastructure. In addition, the New Jersey BPU order includes a stipulation that if AGL Resources’ senior unsecured debt rating falls below investment grade, AGL Resources must cease paying dividends to Southern until the investment grade rating is restored.
Subject to certain limitations, either party may terminate the Merger Agreement if the merger is not completed by August 23, 2016. The outside date may be extended by either party to February 23, 2017 if, on August 23, 2016, all conditions to closing, other than those relating to (1) regulatory approvals or (2) the absence of legal restraints preventing completion of the merger (to the extent relating to regulatory approvals), have been satisfied. In addition, the Merger Agreement, in certain circumstances, provides for the payment by AGL Resources of a $201 million termination fee to Southern and, in certain circumstances, provides for the reimbursement of expenses by AGL Resources of up to $5 million upon termination of the Merger Agreement (which reimbursement would reduce on a dollar-for-dollar basis any termination fee subsequently paid by AGL Resources).
The Merger Agreement is attached as an exhibit to AGL Resources’ Current Report on Form 8-K filed with the SEC on August 24, 2015 and is incorporated by reference into this prospectus.
AGL CAPITAL CORPORATION
We are a wholly owned subsidiary of AGL Resources. We provide financing for AGL Resources on an ongoing basis through a commercial paper program, the issuance of various debt and hybrid securities and other financing arrangements. The principal address of AGL Capital is 2215-B Renaissance Drive, Las Vegas, Nevada 89119, and its telephone number is (702) 967-2442.
FINANCIAL STATEMENTS OF AGL CAPITAL AND ACCOUNTING TREATMENT
There are no separate financial statements of AGL Capital in this prospectus. We do not believe such financial statements would be helpful because:

•
AGL Capital is a wholly owned subsidiary of AGL Resources, and the financial information of AGL Capital is included with the consolidated financial statements and financial information of AGL Resources, which is filed under the Exchange Act.

•	AGL Capital does not have any independent operations other than providing for the ongoing financing needs of AGL Resources.

•	The obligations of AGL Capital will be fully and unconditionally guaranteed by AGL Resources.
AGL Capital is not, and will not become, subject to the information reporting requirements of the Exchange Act.
RISK FACTORS
Investing in our securities involves risks. You should carefully consider any specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.
USE OF PROCEEDS
Unless otherwise indicated in the prospectus supplement, we will use the net proceeds we receive from the sale of the securities described in this prospectus for general corporate purposes, among other things. We may invest funds not immediately required for such purposes in short-term investment grade securities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and the availability of other funds.
RATIO OF EARNINGS TO FIXED CHARGES
Our ratio of earnings to fixed charges for the three months ended March 31, 2016 and the five most recently completed fiscal years is as follows:

	Three Months Ended March 31, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	6.96x	4.07x	5.85x	3.47x	3.05x	2.96x
For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of income from continuing operations before income taxes and fixed charges, as discussed below, less capitalized interest and noncontrolling interest included in income from continuing operations before income taxes. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest. Our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated above is the same as our ratio of earnings to fixed charges set forth above because we had no shares of preferred stock outstanding during the periods indicated and currently have no shares of preferred stock outstanding.
DESCRIPTION OF DEBT SECURITIES
The debt securities will be issued by AGL Capital under an indenture dated as of February 20, 2001, as supplemented and modified, as necessary, among AGL Capital, AGL Resources and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., a successor in interest to The Bank of New York), as trustee. The indenture provides for the issuance from time to time of debt securities in an unlimited dollar amount and an unlimited number of series. The debt securities will be guaranteed by AGL Resources under the guarantees described below.
The following description of the terms of the debt securities and the guarantees summarizes the material terms that will apply to the debt securities and the guarantees. The description is not complete, and we refer you to the indenture, a copy of which is an exhibit to the registration statement of which this prospectus is a part. For your reference, in several cases below, we have noted the section in the indenture that the paragraph summarizes. The referenced section of the indenture and the definitions of capitalized terms are incorporated by reference in the following summary.
General
The indenture does not limit the aggregate principal amount of the debt securities that may be issued thereunder and provides that the debt securities may be issued from time to time in series. The debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated indebtedness, unless otherwise provided in a prospectus supplement.

The prospectus supplement and any related pricing supplement will describe certain terms of the offered debt securities, including:

•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•
the person or persons to whom interest on the offered debt securities shall be payable on any interest payment date if other than the person in whose name the offered debt security is registered on the regular record date;

•	the date or dates on which the principal of the offered debt securities is payable;

•
the rate or rates (or manner in which interest is to be determined) at which the offered debt securities will bear interest, if any, and the date from which such interest, if any, will accrue and the regular record date for the interest payable on the offered debt securities on any interest payment date;

•	the periods within which, the prices at which and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•
our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provision or at the option of the holder, the period or periods within which, and the price or prices at which and the terms and conditions upon which such offered debt securities will be redeemed or purchased;

•	whether the offered debt securities are to be issued in whole or in part in the form of one or more global notes and, if so, the identity of the depositary for such global notes; and

•
any events of default (in addition to those specified in the indenture) or other terms and conditions with respect to the offered debt securities that are not inconsistent with the terms of the indenture.

Unless otherwise provided in the prospectus supplement or a pricing supplement, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof.
One or more series of debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which, at the time of issuance, is below market rates) to be sold at a substantial discount below their stated principal amount. Special federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating thereto.
The indenture provides that all debt securities of any one series need not be issued at the same time and that we may, from time to time, issue additional debt securities of a previously issued series. In addition, the indenture provides that we may issue debt securities with terms different from those of any other series of debt securities and, within a series of debt securities, terms, such as interest rate or manner in which interest is calculated, original issue date, redemption provisions and maturity date, may differ.
Payment of Notes; Transfers; Exchanges
Except as may be provided in the applicable prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name such debt security is registered as of the close of business on the regular record date relating to such interest payment date. However, if there has been a default in the payment of interest on any debt security, such defaulted interest may be payable to the holder of such debt security as of the close of business on a date selected by the trustee not more than 15 days and not less than 10 days prior to the date we propose for payment of such defaulted interest. (See Section 307.)
Principal of, and premium and interest, if any, on the debt securities will be payable at the office of the trustee designated for such purpose or at any paying agency we maintain for such purpose. We may appoint one or more paying agents and may remove any paying agent, all in our discretion. The applicable prospectus supplement will identify any paying agent appointed.
The transfer of the debt securities may be registered, and the debt securities may be exchanged for other debt securities of authorized denominations and of like tenor and aggregate principal amount at the office of the trustee designated for such purpose or at any paying agency we maintain for such purpose. We may appoint one or more additional security registrars or transfer agents and may remove any security registrar or transfer agent, all in our discretion. The applicable prospectus supplement will identify any additional security registrar or transfer agent appointed.

No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We will not be required:

•	to issue, register the transfer of or exchange debt securities during the period of 15 days prior to giving any notice of redemption or

•
to issue, register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Redemption
Any terms for the optional or mandatory redemption of the offered debt securities will be set forth in the applicable prospectus supplement. In accordance with the terms of the indenture, debt securities will be redeemable only upon notice, by mail, not less than 30 nor more than 60 days prior to the date fixed for redemption and, if less than all of the debt securities of any series are to be redeemed, the particular debt securities will be selected by the security registrar by such method as the trustee deems fair and appropriate. (See Sections 403 and 404.)
Any notice of optional redemption may state that such redemption shall be conditional upon the receipt by the trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium and interest, if any, on such debt securities and that if such money has not been so received, such notice will be of no force or effect, and we will not be required to redeem such debt securities. (See Section 404.)
Events of Default
The following are events of default under the indenture with respect to debt securities of any series:

•	failure to pay any interest on any debt security within 30 days after the same becomes due and payable;

•	failure to pay principal of or any premium on any debt security within three (3) business days of when due;

•
failure to perform, or breach of, any other covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of one or more series of debt securities other than that series), continued for 90 days after written notice to us by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities to us and the trustee as provided in the indenture;

•	certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization; and

•	any other event of default provided with respect to the debt securities of that series. (See Section 801.)
No event of default with respect to the debt securities of one series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indenture.
If an event of default (other than certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization) occurs and is continuing, either the trustee or the holders of at least 33% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the outstanding debt securities of that series to be due and payable immediately; provided, however, that if such an event of default occurs and is continuing with respect to more than one series of debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any of such series. (See Section 802.)
The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of the debt securities of that series, waive any past default under the indenture with respect to the debt securities of that series, except a default in the payment of principal or premium or interest, if any, or in respect of a provision of the indenture which cannot be amended or modified without the consent of the holder of each outstanding debt security of the series affected. (See Section 813.)
Remedies
At any time after the declaration of acceleration with respect to the debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the event or events of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

(1)	all overdue interest on all debt securities of such series;

(2)
the principal of and premium, if any, on any debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed hereof in such debt securities;

(3)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such debt securities;

(4)	all amounts due to the trustee under the indenture; and

•
any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of the debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. (See Section 802.)

The indenture provides that, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one of such series; and provided, further, that:

•
such direction will not be in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability in circumstances where reasonable indemnity could not be adequate and

•	the trustee may take any other action it deems proper which is not inconsistent with such direction. (See Section 812.)
The right of a holder of any debt security of such series to institute a proceeding with respect to the indenture is subject to the following conditions precedent:

•	the holder shall have previously given written notice to the trustee of a continuing event of default;

•
the holders of not less than a majority in aggregate principal amount of the outstanding securities of all series in respect to which an event of default shall have occurred and be continuing shall have made a written request to the trustee to institute proceedings in respect of the event of default;

•	the holders shall have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceedings; and

•
the trustee shall have not received direction inconsistent with the written request during the 60 day period by the holders of a majority in aggregate principal amount of the outstanding securities of all series in respect of which an event of default shall have occurred. (See Section 807.)

However, each holder has an absolute right to receive payment of principal and premium and interest, if any, when due and to institute suit for the enforcement of any such payment. (See Section 808.) The indenture provides that the trustee, within 90 days after the occurrence of any default thereunder with respect to the debt securities of a series, is required to give the holders of the indenture securities of such series notice of any default known to it, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium or interest, if any, on any debt securities of such series, the trustee may withhold such notice if the trustee determines that it is in the interest of such holders to do so; and provided, further, that in the case of an event of default of the character specified above in the third bullet point under “—Events of Default,” no such notice shall be given to such holders until at least 75 days after the occurrence thereof. (See Section 902.)

The indenture requires us to annually furnish to the trustee a statement as to our performance of certain obligations and as to any default in such performance. The indenture also requires us to notify the trustee of any event of default within ten days after certain of our officers obtain actual knowledge thereof. (See Section 606.)
Modification, Waiver and Amendment
Certain modifications and amendments of the indenture may be made by us and the trustee without the consent of the holders, including those which:

•	evidence the assumption by any of our successors of our obligations under the indenture or with respect to the debt securities;

•	add to our covenants for the benefit of the holders or surrender any of our rights under the indenture;

•	add any events of default, in addition to those specified in the indenture, with respect to any series of outstanding debt securities;

•
change or eliminate any provision of the indenture or add any new provision to the indenture; provided, however, that if such change, elimination or addition will adversely affect the interests of holders of debt securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no debt security of such series remaining outstanding under the indenture;

•	provide collateral security for the debt securities;

•	establish the form or terms of debt securities of any series;

•
evidence the appointment of a separate or successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the indenture by more than one trustee;

•	provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of debt securities;

•	subject to certain conditions, change the place where debt securities may be transferred, exchanged or paid; or

•
cure any ambiguity or inconsistency or make any other provisions with respect to matters and questions arising under the indenture, provided such provisions shall not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 1201.)

Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the indenture to require changes to the indenture or the incorporation therein of additional provisions or permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, are required by the Trust Indenture Act to be contained in the indenture, the trustee and we may, without the consent of any holders, enter into one or more supplemental indentures to effect or reflect any such change, incorporation or elimination.
Modifications and amendments of the indenture may be made by the trustee and us with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series then outstanding under the indenture and affected by such modification or amendment, considered as one class; provided, however, that no such modification or amendment may, without the consent of the holders of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest, if any, on, any debt security;

•	reduce the principal amount of, or premium or interest, if any, on, any debt security;

•	reduce the amount of principal of an original issue discount debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any principal of, or premium or interest, if any, on, any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•
reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	reduce the requirements for quorum or voting; or

•
amend provisions of the indenture relating to waivers of covenants affecting the amount of securities that may be authenticated and delivered, waivers of past defaults and supplemental indentures requiring the consent of the holders.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of any other debt securities. (See Section 1202.)
Covenants; Consolidation, Merger and Sale of Assets
We will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all of our properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and will cause (or, with respect to property owned in common with others, make reasonable effort to cause) all necessary repairs, renewals, replacements, betterments and improvements thereof to be made, all as, in our judgment, may be necessary so that our business may be properly conducted; provided, however, that the foregoing will not prevent us from discontinuing, or causing the discontinuance of, the operation and maintenance of any of our properties if such discontinuance is, in our judgment, desirable in the conduct of our business and will not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 605.)
Subject to the provisions described in the next paragraph, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence and rights (charter and statutory) and our franchises; provided, however, that we will not be required to preserve any such right or franchise if, in our judgment, preservation thereof is no longer desirable in the conduct of our business and the failure to preserve any such right or franchise will not adversely affect the interests of the holders of debt securities of any series in any material respect. (See Section 604.)
We may, without the consent of the holders of any of the outstanding debt securities under the indenture, merge into, consolidate with, or sell, lease or convey all or substantially all of our assets to a successor company organized under the laws of the United States, any state thereof or the District of Columbia, provided, however, that such successor company assumes our obligations on the debt securities and under the indenture, that after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both would become an event of default, will have occurred and be continuing, and that we will have delivered to the trustee an opinion of counsel and an officer’s certificate as provided in the indenture. (See Section 1101.) The term “substantially all” when used in reference to the sale, lease or conveyance of our assets has not been interpreted under governing law to represent a specific quantitative test as applied to us and, as a consequence, holders may not be able to determine when we have entered into a transaction that sells, leases or conveys substantially all of our assets. As a result of this uncertainty, it may be difficult for the holders to determine whether such sale, lease or conveyance has occurred and whether to declare an event of default and exercise acceleration rights. Further, there could be a disagreement between the holders and us over whether such a sale, lease or conveyance of our assets qualifies as substantially all of our assets. To the extent that the holders elect to exercise their rights under the indenture resulting from what the holders deem to be a sale, lease or conveyance of substantially all of our assets and we contest such an election, there can be no assurances as to how a court would interpret the meaning of substantially all of our assets.
Satisfaction and Discharge
We may terminate our obligations (except for certain specified surviving obligations described below) under the indenture with respect to debt securities of any series on the terms and subject to the conditions contained in the indenture, by depositing in trust with the trustee cash or eligible obligations (as defined below) (or a combination thereof) sufficient to pay the principal of and premium, if any, and interest, if any, due and to become due on the debt securities of such series on or prior to their maturity or redemption date in accordance with the terms of the indenture and such debt securities. (See Section 701.)
The indenture, with respect to any and all series of debt securities (except for certain specified surviving obligations) will be discharged and cancelled upon the satisfaction of certain conditions, including:

•
the payment in full of the principal of (and premium, if any) and interest on all of the debt securities of such series or the deposit with the trustee of an amount in cash or eligible obligations (or a combination thereof) sufficient for such payment or redemption, in accordance with the indenture;

•	the payment by us of all other sums required under the indenture; and

•	the delivery of a certificate by us to the trustee stating that all conditions relating to the satisfaction and discharge of the indenture have been complied with. (See Section 702.)

Eligible obligations include:

•
with respect to debt securities denominated in United States dollars, government obligations (which include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof); and

•
with respect to debt securities denominated in a currency other than United States dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such debt securities, as contemplated by the indenture.

Notwithstanding the satisfaction and discharge of our obligations under the indenture as described above, the following obligations of AGL Capital and the trustee in respect of our debt securities shall survive:

•	the obligation to execute, authenticate and deliver temporary securities (Section 304);

•	the obligation to maintain a security register to provide for the registration of the debt securities and the registration of their transfer and exchange (Section 305);

•	the obligation to execute, authenticate and deliver debt securities in exchange for mutilated securities surrendered to the trustee or in exchange for lost and stolen debt securities (Section 306);

•	the obligation to give proper notice of redemption (Section 404);

•	the obligation to give notice of a sinking fund payment date for the debt securities (Section 503);

•
the obligation to maintain an office or agency where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or from AGL Capital and AGL Resources may be served (Section 602);

•	the obligation for money for debt securities payments to be held in trust (Section 603);

•	obligations regarding satisfaction and discharge of the debt securities and the indenture and the application of trust money (Article Seven);

•	obligations regarding compensation and reimbursement and indemnification of the trustee (Section 907); and

•	the obligation of the trustee relating to the appointment of an authenticating agent (Section 914).
In order to terminate our obligations in respect of any series of debt securities, we must deliver to the trustee an opinion of counsel to the effect that the holders of that series of securities will not recognize income, gain or loss for federal income tax purposes as a result.
For federal income tax purposes, any deposit contemplated by the first two paragraphs of this section may be treated as a taxable exchange of the related debt securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, holders of such debt securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their debt securities. Such holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.
Governing Law
The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.
Description of the Guarantees
AGL Resources will fully and unconditionally guarantee to each holder of debt securities and to the trustee and its successors the due and punctual payment of the principal of and premium, if any, and interest, if any, on the debt securities. The guarantees apply whether the payment is due at the maturity date of the debt securities, on an interest payment date, or as a result of acceleration, an offer to purchase or otherwise. The guarantees include payment of interest on the overdue principal of and interest, if any, on the debt securities (if lawful) and all other obligations of AGL Capital under the indenture.

The guarantees will remain valid even if the indenture is found to be invalid. AGL Resources is obligated under the guarantees to pay any guaranteed amount immediately after AGL Capital’s failure to do so.
Concerning the Trustee
The indenture and Section 311 of the Trust Indenture Act contain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims, or to realize on property received in respect of any such claim as security or otherwise in cases where the trustee is, or has become, our direct or indirect creditor within three months prior to or subsequent to an event of default. In such cases, unless and until such event of default is cured, the trustee must set apart and hold as a special account for the benefit of the trustee and the holders of the debt securities, an amount equal to any and all reductions in the amount due and owing to the trustee as a creditor calculated after the beginning of the three month period; and all property received by the trustee in respect of any claim as a creditor after the beginning of the three month period, or an amount equal to the proceeds of any such property, if the property has been disposed of. The trustee will be permitted to engage in other transactions with us; provided, however, that if the trustee acquires any conflicting interest, it must eliminate such conflict or resign.
The indenture provides that, in case an event of default shall occur and be continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its power.
DESCRIPTION OF JUNIOR SUBORDINATED NOTES
The junior subordinated notes will be issued by AGL Capital under an indenture, as supplemented and modified, as necessary, to be entered into by AGL Capital, AGL Resources and the trustee named therein, as trustee. The subordinated note indenture provides for the issuance from time to time of unsecured junior subordinated debt securities (which we refer to in this section as the junior subordinated notes) in an unlimited dollar amount and an unlimited number of series. The junior subordinated notes will be guaranteed by AGL Resources under the guarantees described below.
The following description of the terms of the junior subordinated notes and the guarantees summarizes the material terms that will apply to the junior notes and the guarantees. The description is not complete, and we refer you to the subordinated note indenture, a form of which is an exhibit to the registration statement of which this prospectus is a part. For your reference, in several cases below, we have noted the section in the subordinated note indenture that the paragraph summarizes. The referenced section of the subordinated note indenture and the definitions of capitalized terms are incorporated by reference in the following summary.
General
The subordinated note indenture does not limit the aggregate principal amount of junior subordinated notes that may be issued thereunder and provides that junior subordinated notes may be issued from time to time in series. Each series of the junior subordinated notes will be unsecured and will rank on parity with all of our other unsecured and subordinated indebtedness, unless otherwise provided in a prospectus supplement. The junior subordinated notes are subordinated and junior in right of payment to all senior indebtedness (as defined below) of AGL Capital. AGL Resources will guarantee, on a junior subordinated basis, the payment of the principal (and premium, if any) and interest on the junior subordinated notes, except that no payment of interest will be made under the guarantee for any period during which AGL Capital has exercised its right to defer interest payment on the junior subordinated notes.
The prospectus supplement and any related pricing supplement will describe certain terms of the offered junior subordinated notes, including:

•	the title of the offered junior subordinated notes;

•	any limit on the aggregate principal amount of the offered junior subordinated notes;

•
the person or persons to whom interest on the offered junior subordinated notes shall be payable on any interest payment date if other than the person in whose name the offered junior subordinated note is registered on the regular record date;

•	the date or dates on which the principal of the offered junior subordinated notes is payable;

•
the rate or rates (or manner in which interest is to be determined) at which the offered junior subordinated notes will bear interest, if any, and the date from which such interest, if any, will accrue and the regular record date for the interest payable on the offered junior subordinated notes on any interest payment date;

•	the place or places where the principal of, premium, if any, on and interest, if any, on the offered junior subordinated notes is payable;

•	the period or periods within which, the prices at which and the terms and conditions upon which the offered junior subordinated notes may be redeemed, in whole or in part, at our option;

•
our obligation, if any, to redeem or purchase the offered junior subordinated notes pursuant to any sinking fund or analogous provision or at the option of a holder and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such offered junior subordinated notes will be redeemed or purchased;

•	the portion of the principal amount of the offered junior subordinated notes of the series which is payable upon declaration of acceleration of the maturity, if other than the principal amount;

•
any deletions from, modifications of or additions to the events of default or our covenants pertaining to the offered junior subordinated notes of the series, and any change in the rights of the trustee or holders of the offered junior subordinated notes;

•	any additions to the definitions in the subordinated note indenture with respect to the offered junior subordinated notes;

•
whether the offered junior subordinated notes are to be issued in whole or in part in the form of one or more global notes and, if so, the identity of the depositary for the global notes; the terms and conditions, if any, on which the global note may be exchanged for certificated offered junior subordinated notes and the circumstances under which the exchange may occur, if other than in the manner provided for in subordinated note indenture; and the form of any legend or legends to be borne by any global note in addition to or instead of the legend referred to in subordinated note indenture;

•
the right, if any, of AGL Capital to defer interest payments or to extend the interest payment periods of the offered junior subordinated notes, including the maximum duration of any such deferral or deferrals or any such extension or extensions, the additional interest, if any, payable on the offered junior subordinated notes during any deferral or extension of the interest payment period and any notice that must be given upon the exercise of the right to defer interest payments or to extend interest payment periods;

•	any restriction or condition on the transferability of the offered junior subordinated notes; and

•	any other terms and conditions with respect to the offered junior subordinated notes that are not inconsistent with the terms of the subordinated note indenture. (See Section 301.)
Unless otherwise provided in the prospectus supplement or a pricing supplement, the junior subordinated notes will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof.
The subordinated note indenture provides that all junior subordinated notes of any one series need not be issued at the same time and that we may, from time to time, issue additional junior subordinated notes of a previously issued series. In addition, the subordinated note indenture provides that we may issue junior subordinated notes with terms different from those of any other series of junior subordinated notes and, within a series of junior subordinated notes, terms, such as interest rate or manner in which interest is calculated, original issue date, redemption provisions and maturity date, may differ. (See Section 301.)
The subordinated note indenture does not contain provisions that afford holders of junior subordinated notes protection in the event of a highly leveraged transaction involving us.
Subordination
The junior subordinated notes are subordinated and junior in right of payment to all senior indebtedness (as defined below) of AGL Resources. No payment of principal of (including redemption payments, if any), or premium, if any, on or interest (including additional interest (as defined below)) on the junior subordinated notes may be made by AGL Capital if:

•	any senior indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceased to exist;

•	the maturity of any senior indebtedness has been accelerated because of a default; or

•	notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise of the senior indebtedness. (See Section 1303.)
Upon any payment or distribution of assets of AGL Resources or AGL Capital to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of AGL Resources or AGL Capital, the holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all senior indebtedness before the holders of the junior subordinated notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all senior indebtedness, the rights of the holders of the junior subordinated notes will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions applicable to such senior indebtedness until all amounts owing on the junior subordinated notes are paid in full. (See Section 1302.)
The term “senior indebtedness” means, with respect to an obligor:

•
any payment due in respect of indebtedness of such obligor, whether outstanding at the date of execution of the subordinated note indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by such obligor that, by their terms, are senior or senior subordinated debt securities including, without limitation, all such obligations under its indentures with various trustees;

•	all capital lease obligations;

•
all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations);

•	all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the type referred to in the preceding four bulleted clauses of other persons the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise; and

•
all obligations of the type referred to in the preceding five bulleted clauses of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the junior subordinated notes and (2) any unsecured indebtedness between or among such obligor and its affiliates.

Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions contained in the subordinated note indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness. (See Section 101.)
The subordinated note indenture does not limit the aggregate amount of senior indebtedness that may be issued by AGL Capital or AGL Resources.  As of March 31, 2016, senior indebtedness of AGL Capital and AGL Resources aggregated approximately $3.37 billion.
Additional Interest
“Additional interest” is defined in the subordinated note indenture to include any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.
Payment and Paying Agents
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any junior subordinated notes will be made only against surrender to the paying agent of such junior subordinated notes. Principal of and interest on junior subordinated notes will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as AGL Capital may designate from time to time. Payment of interest on junior subordinated notes on any interest payment date will be made to the person in whose name the junior subordinated notes (or predecessor security) are registered at the close of business on the record date for such interest payment.
Unless otherwise indicated in an applicable prospectus supplement, the subordinated note indenture trustee will act as paying agent with respect to the junior subordinated notes. AGL Capital may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.
All moneys paid to a paying agent for the payment of the principal of or interest on the junior subordinated notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to AGL Capital, and the holder of such junior subordinated notes will from that time forward look only to AGL Capital for payment of such principal and interest. (See Section 1003.)

Redemption
Any terms for the optional or mandatory redemption of the junior subordinated notes will be set forth in the applicable prospectus supplement. In accordance with the terms of the subordinated note indenture, junior subordinated notes will be redeemable only upon notice to the trustee not less than 60 days prior to the date fixed for redemption and, if less than all of the junior subordinated notes of any series are to be redeemed, the particular junior subordinated notes will be selected by such method as the trustee deems fair and appropriate. (See Sections 1102 and 1103.)
AGL Capital shall not be required to (i) issue, register the transfer of or exchange junior subordinated notes of any series during a period of 15 days immediately preceding the date notice is given identifying the junior subordinated notes of such series called for redemption or (ii) issue, register the transfer of or exchange any junior subordinated notes so selected for redemption, in whole or in part, except the unredeemed portion of any junior subordinated note being redeemed in part. (See Section 303.)
Events of Default
The subordinated note indenture provides that any one or more of the following described events with respect to the junior subordinated notes of any series, which has occurred and is continuing, constitutes an event of default with respect to the junior subordinated notes of such series:

•
failure for 10 days to pay interest on the junior subordinated notes of the series, including any additional interest in respect of the junior subordinated notes of the series, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by AGL Capital will not constitute a default in the payment of interest for this purpose;

•	failure to pay principal of, or premium, if any, on or interest, including additional interest, on the junior subordinated notes of such series when due at maturity or upon earlier redemption;

•	failure for three business days to deposit any sinking fund payment when due by the terms of a junior subordinated note of the series;

•
failure to observe or perform any other covenant or warranty of AGL Capital or AGL Resources in the junior subordinated note Indenture (other than a covenant or warranty which has expressly been included in the subordinated note indenture solely for the benefit of one or more series of junior subordinated notes other than such series) for 90 days after written notice to AGL Capital from the subordinated note indenture trustee or the holders of at least 25% in principal amount of the outstanding junior subordinated notes of such series;

•	certain events of bankruptcy, insolvency or reorganization of AGL Capital or AGL Resources; and

•	any other default provided with respect to the junior subordinated notes of such series in the supplemental indenture authorizing the junior subordinated notes of such series. (See Section 501.)
The holders of not less than a majority in aggregate outstanding principal amount of the junior subordinated notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated note indenture trustee with respect to the junior subordinated notes of such series. (See Section 512.) If a subordinated note indenture event of default occurs and is continuing with respect to the junior subordinated notes of any series, then the subordinated note indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated notes of such series may declare the principal amount of the junior subordinated notes due and payable immediately by notice in writing to AGL Capital or AGL Resources (and to the subordinated note indenture trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the junior subordinated notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the subordinated note indenture, the holders of not less than a majority in aggregate outstanding principal amount of the junior subordinated notes of such series may, by written notice to AGL Capital and the subordinated note indenture trustee, rescind and annul such declaration and its consequences if the default has been cured or waived and AGL Capital or AGL Resources has paid or deposited with the subordinated note indenture trustee a sum sufficient to pay all matured installments of interest (including any additional interest) and principal due otherwise than by acceleration and all sums paid or advanced by the subordinated note indenture trustee, including reasonable compensation and expenses of the subordinated note indenture trustee. (See Section 502.)

The holders of not less than a majority in aggregate outstanding principal amount of the junior subordinated notes of any series may, on behalf of the holders of all the junior subordinated notes of such series, waive any past default with respect to the series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the subordinated note indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated note of such series affected. (See Section 513.)
Remedies
At any time after the declaration of acceleration with respect to the junior subordinated notes of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in principal amount of the outstanding junior subordinated notes of that series, by written notice to AGL Capital and the trustee, may rescind and annul such declaration and its consequences if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

(1)	all overdue interest (including additional interest) on all junior subordinated notes of the series;

(2)
the principal of and premium, if any, on any junior subordinated notes of the series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such junior subordinated notes;

(3)	to the extent that payment of such interest is lawful, interest upon overdue interest (including additional interest) at the rate or rates prescribed therefor in such junior subordinated notes;

(4)	all amounts due to the trustee under the subordinated note indenture; and

•
all events of default with respect to the junior subordinated notes of such series, other than the non-payment of the principal of the junior subordinated notes of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. (See Section 502.)

The indenture provides that, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding junior subordinated notes of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the junior subordinated notes of that series; provided, however, that:

•
such direction will not be in conflict with any rule of law or with the subordinated note indenture and would not involve the trustee in personal liability in circumstances where reasonable indemnity could not be adequate, and

•	the trustee may take any other action it deems proper which is not inconsistent with such direction. (See Section 512.)
The right of a holder of any debt security of such series to institute a proceeding with respect to the indenture is subject to the following conditions precedent:

•	the holder shall have previously given written notice to the trustee of a continuing event of default;

•
the holders of not less than 25% in principal amount of the outstanding junior subordinated notes of that series shall have made a written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under the subordinated note indenture;

•	the holders shall have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•
the trustee shall have not received direction inconsistent with the written request during the 60 day period by the holders of a majority in principal amount of the outstanding junior subordinated notes of that series in respect of which an event of default shall have occurred. (See Section 507.)

However, each holder has an absolute right to receive payment of principal and premium, if any, and interest, if any (including additional interest), when due and to institute suit for the enforcement of any such payment. (See Section 508.) The subordinated note indenture provides that the trustee, within 90 days after the occurrence of any default thereunder with respect to the junior subordinated notes of a series, is required to give the holders of the junior subordinated notes of such series notice of any default known to it, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium, if any, or interest, if any (including additional interest), on any junior subordinated notes of such series or in the payment of any sinking fund installment with respect to junior subordinated notes of such series, the trustee may withhold such notice if the trustee determines in good faith that it is in the interest of such holders to do so; and provided, further, that in the case of an event of default of the character specified above in the third bullet point under “—Events of Default,” no such notice shall be given to such holders until at least 45 days after the occurrence thereof. (See Section 602.)
The indenture requires us to annually furnish to the trustee a statement as to our performance of certain obligations and as to any default in such performance. The indenture also requires us to notify the trustee of any event which after notice or lapse of time or both would become an event of default, within five days after the occurrence of such event. (See Section 1006.)
Modification
The subordinated note indenture contains provisions permitting AGL Capital, AGL Resources and the subordinated note indenture trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding junior subordinated notes of each series that is affected, to modify the subordinated note indenture or the rights of the holders of the junior subordinated notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding junior subordinated note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any junior subordinated note, or reduce the principal amount of any junior subordinated note or the rate of interest (including additional interest) on any junior subordinated note or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest on any junior subordinated note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any junior subordinated note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding junior subordinated notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the subordinated note indenture or certain defaults under the subordinated note indenture and their consequences) provided for in the subordinated note indenture, or (iii) modify any of the provisions of the subordinated note indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the subordinated note indenture cannot be modified or waived without the consent of the holder of each outstanding junior subordinated note that is affected, or (iv) modify the provisions of the subordinated note indenture with respect to the subordination of the junior subordinated notes in a manner adverse to such holder. (See Section 902.)
In addition, AGL Capital, AGL Resources and the subordinated note indenture trustee may execute, without the consent of any holders of junior subordinated notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of junior subordinated notes. (See Section 901.)
Guarantee of Junior Subordinated Note Payments by AGL Resources
If an event of default shall have occurred and be continuing and shall be attributable to the failure of AGL Capital to pay interest (or premium, if any) or principal of the junior subordinated notes on the due date, AGL Resources will guarantee on a junior subordinated basis the payment of the principal (and premium, if any) and interest on the junior subordinated notes, except that no payment of interest will be made under the junior subordinated note guarantee for any period during which AGL Capital has exercised its right to defer interest payments on the junior subordinated notes.
The junior subordinated note guarantee will rank subordinate and junior in right of payment to all senior indebtedness of AGL Resources to the extent provided in the subordinated note indenture. The right of AGL Resources to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent AGL Resources may itself be recognized as a creditor of that subsidiary. Accordingly, AGL Resources’ obligations under the junior subordinated note guarantee will be effectively subordinated to all existing and future liabilities of AGL Resources’ subsidiaries, and claimants should look only to the assets of AGL Resources for payments thereunder. The junior subordinated note guarantee does not limit the incurrence or issuance of other secured or unsecured debt of AGL Resources, including senior indebtedness, whether under the indenture, any other indenture that AGL Resources may enter into in the future or otherwise. (See Section 1501.)

Consolidation, Merger and Sale
Neither AGL Capital nor AGL Resources may consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the subordinated note indenture trustee, the payment of the principal of, and premium, if any, on and interest (including additional interest) on all the junior subordinated notes and the performance of every covenant of the subordinated note indenture on the part of AGL Capital or AGL Resources, as the case may be, to be performed or observed; (2) immediately after giving effect to such transactions, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and (3) AGL Capital or AGL Resources, as the case may be, has delivered to the subordinated note indenture trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the subordinated note indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with. (See Section 801.)
Governing Law
The subordinated note indenture and the junior subordinated notes will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof. (See Section 112.)
Information Concerning the Junior Subordinated Note Indenture Trustee
The subordinated note indenture trustee, prior to an event of default with respect to junior subordinated notes of any series, undertakes to perform, with respect to junior subordinated notes of such series, only such duties as are specifically set forth in the subordinated note indenture and, in case an event of default with respect to junior subordinated notes of any series has occurred and is continuing, will exercise, with respect to junior subordinated notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the subordinated note indenture trustee is under no obligation to exercise any of the powers vested in it by the subordinated note indenture at the request of any holder of junior subordinated notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the subordinated note indenture trustee. The subordinated note indenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the subordinated note indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
The subordinated note indenture trustee may also serve as senior note indenture trustee. AGL Capital and AGL Resources and certain of their affiliates may maintain deposit accounts and banking relationships with the subordinated note indenture trustee. The subordinated note indenture trustee may serve as trustee under other indentures pursuant to which securities of AGL Capital or certain affiliates of AGL Capital are outstanding.
DESCRIPTION OF PREFERRED STOCK
Set forth below is a summary discussion of the material terms of AGL Resources’ preferred stock. We encourage you to read AGL Resources’ amended and restated articles of incorporation and bylaws that AGL Resources has previously filed with the SEC. See “Incorporation of Certain Documents by Reference.” The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to the series of preferred stock.
AGL Resources is authorized to issue up to 10,000,000 shares of preferred stock. As of the date of this prospectus, no preferred stock is outstanding.
AGL Resources’ restated articles of incorporation authorize its board of directors to provide for the issuance of preferred stock in one or more series, without shareholder action. AGL Resources’ board of directors can determine the rights, preferences and limitations of each series. Prior to the issuance of each series of preferred stock, AGL Resources’ board of directors will adopt resolutions creating and designating the series as a series of preferred stock. AGL Resources’ board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the dividend rate, the times of payment and the date from which dividends will accumulate, if dividends are to be cumulative;

•	whether and upon what terms the shares will be redeemable;

•	whether and upon what terms the shares will have a sinking fund;

•	whether and upon what terms the shares will be convertible or exchangeable;

•	whether the shares will have voting rights and the terms thereof;

•	the rights of the holders upon liquidation, dissolution or winding-up; and

•	any other relative rights, powers and limitations or restrictions.
These terms will be described in the prospectus supplement for any series of preferred stock that AGL Resources offers. In addition, you should read the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the initial public offering price at which AGL Resources will issue the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.
When AGL Resources issues the preferred stock, the shares will be fully paid and nonassessable. This means that the full purchase price for the outstanding preferred stock will have been paid and the holders of such preferred stock will not be assessed any additional monies for such preferred stock. Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank senior to AGL Resources’ common stock and equally in all respects with the outstanding shares of each other series of preferred stock, and

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the preferred stock will have no preemptive rights to subscribe for any additional securities which AGL Resources may issue in the future. This means that the holders of preferred stock will have no right, as holders of preferred stock, to buy any portion of those issued securities.

Georgia law provides that no shareholder, including holders of preferred stock, shall be personally liable for the acts and obligations of a Georgia corporation. This means that with respect to AGL Resources, the funds and property of AGL Resources will be the only recourse for these acts or obligations.
PLAN OF DISTRIBUTION
We may use the following methods to sell securities:

•	through negotiation with one or more underwriters;

•	through one or more agents;

•	directly to purchasers; or

•	through a combination of the above methods.
The distribution of the securities may be effected from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to those prevailing market prices; or

•	negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents, underwriters or dealers;

•	the public offering or purchase price;

•	any compensation to underwriters, agents or dealers in the form of underwriting discounts, commissions or fees; and

•	any securities exchanges on which the securities will be listed.
If any securities are sold through agents, underwriters or dealers designated by us from time to time, the prospectus supplement will name such agents, underwriters or dealers, set forth any compensation payable by us to such agents, underwriters or dealers and set forth the obligations of such agents, underwriters and dealers with respect to the securities. We may agree to enter into an agreement to indemnify the agents, dealers and underwriters against certain civil liabilities, including liabilities under the Securities Act.
Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our affiliates in the ordinary course of business.
The securities may be new issues of securities and may have no established trading market. Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will not be listed on a national securities exchange. We can give no assurance as to the liquidity of or the existence of trading markets for the debt securities.
LEGAL MATTERS
The validity of the offered securities and related guarantees, and certain matters relating to such securities, will be passed upon for AGL Resources and AGL Capital by their counsel, Troutman Sanders LLP, Atlanta, Georgia. Certain matters relating to such securities, with respect to the laws of the State of Nevada, will be passed upon by Woodburn and Wedge, Reno, Nevada, or other counsel identified in the prospectus supplement or term sheet.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$550,000,000

SOUTHERN COMPANY GAS CAPITAL CORPORATION

3.950% Senior Notes due 2046

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PROSPECTUS SUPPLEMENT
September 8, 2016
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Joint Book-Running Managers

J.P. Morgan	Mizuho Securities	MUFG	SunTrust Robinson Humphrey